                                                                    EXHIBIT 11.2


                           CTI Industries Corporation
                    Computation of Earnings (Loss) Per Share
                      And Equivalent Share of Common Stock
                for the Nine months ended July 31, 1996 and 1997




                                                                   Nine Months Ended July 31, 1996
                                                                   -------------------------------
                                                                      Primary       Fully Diluted
                                                                   --------------  ---------------
Line
AVERAGE SHARES OUTSTANDING
 1 Weighted average number of shares of common stock outstanding
   during the period                                                 1,038,407        1,038,407
 2 Net additional shares assuming stock options and warrants
   exercised and proceeds used to purchase treasury shares             239,263          239,263
 3 Additional shares issued upon conversion of preferred stock              --               --
                                                                    ----------       ----------
 4 Weighted average number of shares and equivalent shares of
   common stock outstanding during the period                        1,277,670        1,277,670
                                                                    ==========       ==========
EARNINGS (LOSS)
 5 Net earnings (loss)                                              ($ 128,121)      ($ 128,121)
 6 Less dividends applicable to convertible preferred stock            (41,711)         (41,711)
                                                                     ----------       ----------
 7 Earnings (loss) applicable to common shares                        (169,832)        (169,832)
 8 Add back dividends applicable to convertible preferred stock             --               --
                                                                     ----------       ----------
 9 Amount for per share computation                                 ($ 169,832)      ($ 169,832)
                                                                     ==========       ==========
PER SHARE AMOUNTS
   Earnings (loss) applicable to common shares
   (line 9/line 4)                                                  ($    0.13)      ($    0.13)
                                                                     ==========       ==========



                                                                     Nine Months Ended July 31,
                                                                                1997
                                                                   ------------------------------
                                                                     Primary       Fully Diluted
                                                                   -------------  ---------------
Line
AVERAGE SHARES OUTSTANDING
 1 Weighted average number of shares of common stock outstanding
   during the period                                                  996,363          996,363
 2 Net additional shares assuming stock options and warrants
   exercised and proceeds used to purchase treasury shares            239,263          239,263
 3 Additional shares issued upon conversion of preferred stock             --        1,002,747
                                                                   -----------     -----------
 4 Weighted average number of shares and equivalent shares of
   common stock outstanding during the period                       1,235,626        1,235,626
                                                                   ===========     ===========
EARNINGS (LOSS)
 5 Net earnings (loss)                                             $  347,133      $   347,133
 6 Less dividends applicable to convertible preferred stock           (97,500)         (97,500)
                                                                   -----------     -----------
 7 Earnings (loss) applicable to common shares                        249,633          249,633
 8 Add back dividends applicable to convertible preferred stock            --           97,500
                                                                   -----------     -----------
 9 Amount for per share computation                                $  249,633      $   347,633
                                                                   ===========     ===========
PER SHARE AMOUNTS
   Earnings (loss) applicable to common shares
   (line 9/line 4)                                                 $     0.20      $      0.16
                                                                   ===========     ===========

Earnings (loss) per share is computed by dividing net earnings (loss), less convertible preferred stock dividends, by the weighted average number of shares of common stock and common stock equivalents (common stock warrants and convertible preferred stock) outstanding during the period.